UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 10, 2016 (August 5, 2016)

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MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2016, MOCON, Inc. (“MOCON”) issued a press release announcing its results of operations and financial condition for its second quarter ended June 30, 2016, as well as certain changes in personnel as described in more detail below. A copy of this press release is attached hereto as Exhibit 99.1.

The script and certain remarks of MOCON’s Chief Executive Officer, Robert L. Demorest related to the telephone conference held on August 9, 2016 is furnished with this Form 8-K as Exhibit 99.2.

The information contained in this Item 2.02 and the exhibits to this report referred to in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by MOCON, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     On August 9, 2016, MOCON announced the resignation of Donald DeMorett as Chief Operating Officer of the Company effective as of September 1, 2016, and his resignation a director effective on August 5, 2016. MOCON intends to leave the position of Chief Operating Office vacant.

Mr. DeMorett’s resignation as Chief Operating Officer and as a director was not the result of any disagreement between MOCON and him on any matter relating to MOCON’s operations, policies or practices. In connection with Mr. DeMorett’s resignation, the Board of Directors intends to reduce the size of MOCON’s Board of Directors to seven directors which will eliminate the vacancy on the Board caused by Mr. DeMorett’s resignation.

On August 5, 2016, MOCON entered into a Separation Agreement and General Release (the “Separation Agreement”) with Donald DeMorett, in which MOCON and Mr. DeMorett mutually agreed that Mr. DeMorett resigned as a director on August 5, 2016 and will resign as MOCON’s Chief Operating Officer effective September 1, 2016 (the “Separation Date”).

Pursuant to the Separation Agreement, MOCON will engage Mr. DeMorett as a consultant from September 1, 2016 – January 2, 2017 and will pay him an aggregate of $104,333 for his consulting services, which payments will be made in four equal monthly installments beginning on the last day of September. In addition, MOCON will continue to pay Mr. DeMorett his salary through the Separation Date and following the Separation Date, MOCON will make a one-time payment to Mr. DeMorett of $178,667. MOCON will also pay to Mr. DeMorett the amount of $15,000 for achieving the special bonus in 2015, and his accrued and unused paid-time-off and vacation as of the Separation Date. To the extent that a payment becomes payable under the MOCON’s Incentive Pay Plan and/or the special bonus plan for 2016, Mr. DeMorett will also be paid a pro-rated bonus under those plans. Under the Separation Agreement, DeMorett is providing an irrevocable release and waiver of claims against MOCON.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release dated August 5, 2016 between MOCON, Inc. and Donald DeMorett (filed herewith).

99.1	Press Release issued August 9, 2016 (furnished herewith).
99.2	Script and certain remarks of Robert L. Demorest of telephone conference call held August 9, 2016 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: August 10, 2016	By:	/s/ Elissa Lindsoe
Elissa Lindsoe, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

MOCON, INC.

CURRENT REPORT ON FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

10.1	Separation Agreement and General Release dated August 5, 2016 between MOCON, Inc. and Donald DeMorett	Filed herewith.

99.1	Press Release issued August 9, 2016	Furnished herewith.

99.2	Script and certain remarks of Robert L. Demorest of telephone conference call held August 9, 2016	Furnished herewith.